Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275968

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 22, 2023)

SeaStar Medical Holding Corporation

713,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,816,412 Shares of Common Stock

2,816,412 Shares of Common Stock Underlying the Pre-Funded Warrants
Placement Agent Warrants to Purchase 247,059 Shares of Common Stock
247,059 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering 713,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,816,412 shares of our common stock, directly to a single institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the Shares is $1.70 and the offering price per Pre-Funded Warrant is $1.699 (and each share of Common Stock and Pre-Funded Warrant shall be coupled with one Common Warrant (as defined below) to purchase one share of our Common Stock).

We are offering to the institutional investor, with respect to the purchase of shares of Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding more than 9.99% (or, upon election of the investor, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of our Common Stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the purchase price per one Share ($1.70), minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the offering of shares of our Common Stock issuable upon exercise of such Pre-Funded Warrants.

In a concurrent private placement, we are also offering to the institutional investor common warrants (the “Common Warrants”) to purchase an aggregate of up to 3,529,412 shares of our Common Stock at an exercise price of $1.70 per share. The Common Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”). The Common Warrants will expire on the date that is the fifth anniversary of the Stockholder Approval Date. The Common Warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

This offering is being made without an underwriter or a placement agent and we are not paying underwriting discounts or commissions. Proceeds to us, before expenses, will be approximately $6 million. We estimate the total expenses of this offering will be approximately $500,000.

We are required to pay to H.C. Wainwright & Co. a cash fee equal to 7.0% of the aggregate gross proceeds in this offering and to issue Wainwright warrants to purchase 247,059 shares of Common Stock at an exercise price of $2.125 per share (the “Placement Agent Warrants’), which we are registering in this prospectus supplement.

Our Common Stock and publicly listed warrants exercisable for one share of Common Stock for $11.50 per share (the “Listed Warrants”) are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbols “ICU” and “ICUCW,” respectively. On January 30, 2025, the last reported sale price on Nasdaq of our Common Stock was $1.70 per share and the closing price of our Listed Warrants was $0.034 per warrant. We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 31, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-275968) that we filed with the Securities and Exchange Commission (the “SEC”), on December 8, 2023, and that was declared effective on December 22, 2023.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying base prospectus, provides more general information about us and our Common Stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus and any related “free writing prospectus.” The Company has not authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before you invest, you should read the registration statement of which this document forms a part, this document, the accompanying base prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference.”

The information in this document may only be accurate on the date of the document. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “SeaStar Medical Holding Corporation,” “Company,” “we,” “us” and “our” or similar references to refer to SeaStar Medical Holding Corporation.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

Any statements in this prospectus supplement and the accompanying base prospectus, or incorporated by reference herein or therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements may include, but are not limited to, statements regarding:

●	the Company’s future capital requirements and sources and uses of cash;

●	the Company’s ability to obtain funding or raise capital for its operations and future growth;

●	any delays or challenges in obtaining U.S. Food and Drug Administration (“FDA”) approval of the Company’s SCD product candidates;

●	economic downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the ability to develop and commercialize its products or services following regulatory approval of the Company’s product candidates;

●	the failure of third-party suppliers and manufacturers to fully and timely meet their obligations;

●	product liability or regulatory lawsuits or proceedings relating to the Company’s products and services;

●	inability to secure or protect its intellectual property;

●	dispute or deterioration of relationships with the Company’s major partners and collaborators;

●	the ability to maintain the listing of the Company’s Common Stock on Nasdaq;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably; and

●	other risks and uncertainties indicated in this prospectus supplement, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should refer to the risks and uncertainties described in the sections titled “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference into this prospectus supplement, including the factors described under the heading “Risk Factors.”

Business Summary

Company Overview

We are a commercial stage medical technology company developing a proprietary platform therapy, our Selective Cytopheretic Device (“SCD”), to reduce the consequences of hyperinflammation on vital organs. We received Food and Drug Administration (“FDA”) approval for our pediatric SCD on February 22, 2024, under a Humanitarian Device Exemption (“HDE”), and shipped our first commercial pediatric SCD in July 2024. A pivotal clinical trial for the SCD in adult patients with Acute Kidney Injury (“AKI”) is underway with 80 patients enrolled as of January 31, 2025.

The inflammatory response is critical to fend off infections and repair damaged tissue in the body. Central to inflammation are the cells within blood and lymph circulatory systems, called white blood cells (primarily neutrophils and monocytes), also referred to commonly as “pus” cells. In a normal inflammatory response, neutrophils are the first immune cells to arrive at the site and are key to the entire immune response that kills pathogens and promotes tissue repair. These inflammatory cells release chemicals (cytokines) that trigger the immune system to eliminate foreign pathogens or damaged tissue, enhancing the immune response.

If the inflammatory response becomes excessive and dysregulated (referred as proinflammatory), normal neutrophil cells die off (“apoptosis”), allowing the inflammatory cells to continue to produce cytokines, further enhancing the dysregulated immune response, and altering feedback mechanisms that regulate the immune system. This results in damaging hyperinflammation spreading uncontrollably to other parts of the body, often leading to acute chronic solid organ dysfunction or failure, including heart, lung, kidney and liver diseases. This hyperinflammatory response is also known as the “cytokine storm,” referring to the body’s reaction to the category of small-secreted proteins released by hyperinflammatory cells that affect communication between cells. The cytokine storm, when left uncontrolled, can lead to organ damage and even death.

Based on clinical and preclinical studies conducted over the last 15 years, our technology has shown promise in modulating the degree of activity of proinflammatory cells to help reduce tissue damage and speed the repair and recovery of organ function. We believe this approach, if successful, will transform the ability of clinicians to treat acute organ failure in the intensive care unit (“ICU”) and to improve organ function in hospitalized patients.

Currently, few therapeutics are available to clinicians to address hyperinflammation and for those options that do exist, such options are either immunosuppressive or only target one cytokine. We believe our technology has the potential to overcome limitations in existing anti-inflammatory treatments and address the challenge of selectively targeting activated neutrophils and monocytes.

We are leveraging our patent protected and scalable SCD technology platform to develop proprietary therapies that are organ agnostic and target both acute and chronic indications. Preclinically, our SCD was tested in various animal models, which include acute myocardial infarction, intracranial hemorrhage, chronic heart failure, sepsis, and acute respiratory distress syndrome. The animal models demonstrated the inflammatory response and how it was modified by our SCD. We will continue to explore the application of our SCD technology across a broad range of markets and indications where proinflammatory activated neutrophils and monocytes may contribute to disease progression or severity in both acute and chronic indications.

We are using our SCD to clinically validate several acute and chronic organ injury indications, which include kidneys, heart, liver, brain and lungs. Our investigational SCD for adults is an extracorporeal synthetic membrane device that is currently being evaluated in a pivotal clinical trial in the US for pre-market clearance by the FDA. The SCD for adults is designed to be easily integrated into existing continuous renal replacement therapy (“CRRT”) systems that are commonly installed in hospitals, including in ICUs throughout the United States. Similar to our pediatric SCD, once approved and commercialized, our adult SCD is expected to initially target acute kidney injury in adults on CRRT. In addition, we are developing our SCD to address inflammation associated with liver disease, acute respiratory distress syndrome, chronic dialysis and chronic heart failure in adult populations.

On October 28, 2022, we completed a business combination with LMAO, pursuant to that certain Agreement and Plan of Merger, dated as of April 21, 2022 (the “Merger Agreement”), by and among LMAO, LMF Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of LMAO (“Merger Sub”), and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical, Inc.”). As contemplated by the Merger Agreement, SeaStar Medical, Inc. merged with and into Merger Sub, with SeaStar Medical, Inc. continuing as the surviving entity in the merger as a wholly owned subsidiary of LMAO (the “Business Combination”). In connection with the closing of the Business Combination, LMAO changed its name to “SeaStar Medical Holding Corporation.”

Corporate Information

Our principal executive offices are located at 3513 Brighton Boulevard, Suite #410, Denver, Colorado 80216, and our phone number is 844-427-8100.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Recent Developments

Company Update

The Company obtained an HDE regulatory approval to commercialize and sell its pediatric SCD product “QUELIMMUNE” on February 22, 2024. The Company launched QUELIMMUNE in the third quarter of 2024 and has since added five customers.

Nasdaq Listing

On January 28, 2025, SeaStar Medical Holding Corporation (the “Company”) received a public reprimand letter (the “Letter”) from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”).

As reported on a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on July 5, 2024 (the “July 8-K”) the Company provided notice to the Listing Qualifications Department of Nasdaq regarding the Company’s possible violation of Nasdaq Listing Rule 5635(d) which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (the “Rule”). The notification to Nasdaq related to the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) upon conversion of convertible notes and upon exercise of warrants issued to an institutional investor (the “Investor”) that may have required additional shareholder approval prior to the issuance of such securities.

On March 15, 2023, the Company entered into a transaction for the sale of convertible notes (the “Notes”) and warrants (the “Warrants” and together with the “Notes, the “Transaction”) to the Investor. On June 28, 2023, the Company received shareholder approval under the Rule in connection with the Transaction. Subsequently, on August 7, 2023, and December 11, 2023, the company entered into amendment agreements (the “Amendments”) with the Investor which provided for the issuance of additional warrants (the “Additional Warrants”). The Additional Warrants contained a provision allowing for proportional share adjustments in the event of a downward adjustment to the exercise price (the “Provision”). Additionally, under the Amendments, the Notes had a lower conversion price and certain of the Notes and Warrants had a conversion or exercise price beneath the floor price contemplated by the Transaction. As a result, the Amendments resulted in an issuance of approximately 625,722 shares beyond the number that would have been issued at the floor price. In addition, 288,831 were issued upon exercise of warrants at an exercise price below the floor price.

Upon becoming aware of the existence of the Additional Warrants and the Provision, the Company bought back all of the remaining warrants for cash. As a result, there are no Additional Warrants remaining and no Additional Warrants or shares underlying such warrants will be issued. Additionally, there is no remaining outstanding balance under the Notes. In addition. at a special meeting of stockholders held on November 26, 2024, the Company’s stockholders ratified the Transaction including the Amendments and the Additional Warrants.

The Letter notified the Company that the Amendments did not satisfy Nasdaq Listing Rule 5635(d) because the Transaction resulted in an issuance greater than 20% of the common stock outstanding issued below the Minimum Price beyond what was originally approved by shareholders.

The Staff determined that delisting the Company’s Common Stock was not an appropriate sanction and closed its review by issuing the public reprimand letter in accordance with Nasdaq Listing Rule 5810(c)(4). As previously reported on the July 8-K, the Company believed at the time of the issuance and adjustments that the entire transaction had been approved by shareholders. The receipt of the Letter has no effect on the listing of the Company’s Common Stock.

Reverse Stock Split

On June 5, 2024, our Board of Directors approved the Reverse Split. The Company’s stockholders duly approved the Reverse Split at a Special Meeting of Stockholders on September 6, 2023. The Reverse Split was effective as of 5:00 p.m. Eastern Standard Time on June 7, 2024, and the Company’s shares of common stock began trading on a split-adjusted basis on Nasdaq on June 10, 2024, under the same symbol “ICU”. All stock options and warrants of the Company outstanding, except the Unadjusted Warrants, immediately prior to the Reverse Split were proportionally adjusted. While the number of listed warrants actively traded under the symbol ICUCW remains at 10,550,000, holders of listed warrants will be required to exercise 25 warrants for an aggregate exercise price of $287.50 to purchase one share of Common Stock.

As a result of the Reverse Split, every 25 shares of the Company’s issued and outstanding common stock were automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share reducing our outstanding shares of common stock from 77,740,887 shares outstanding, to 3,221,104 shares as of the effective date. The Company did not issue any fractional shares in connection with the Reverse Split. Instead, the number of shares were rounded up to the next whole number. The Reverse Split did not modify the rights or preferences of the common stock.

THE OFFERING

Securities Offered

713,000 shares of Common Stock.

Pre-Funded Warrants to purchase 2,816,412 shares of our Common Stock at an exercise price of $0.001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire until exercised in full. This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Placement Agent Warrants to Purchase 247,059 Shares of Common Stock. Each Placement Agent Warrant will be exercisable immediately upon issuance and will expire five years from the initial exercise date.

Concurrent Private Placement	Concurrently with this offering, we are also issuing in a private placement to the purchasers in this offering Common Warrants to purchase 3,529,412 shares of our Common Stock. Each Common Warrant will have an initial exercise price per share of $1.70. The Common Warrants will become exercisable on the Stockholder Approval Date and will expire on the date that is the fifth anniversary of the Stockholder Approval Date. The Common Warrants and shares of Common Stock issuable upon exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus, but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The closing of the concurrent private placement and the closing of this offering are not contingent upon each other. See “Concurrent Private Placement” beginning on page S-11 of this prospectus supplement.

Common Stock outstanding before this offering	6,445,772 shares of Common Stock.
Common Stock outstanding after this offering	7,158,772 shares of Common Stock. The foregoing excludes the shares underlying the Pre-Funded Warrants, the Placement Agent Warrants and the Common Warrants issued in the concurrent private placement. See “Concurrent Private Placement” beginning on page S-11 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering to fund the Company’s development and commercialization activities and for general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. You should consider carefully all the information included or incorporated by reference into this prospectus supplement and the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement, the “Risk Factors” section beginning on page 3 of the accompanying base prospectus, the “Risk Factors” section beginning on page 30 of our Annual Report on Form 10-K for the year ended December 31, 2023, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase our Common Stock in this offering.

Nasdaq symbol	Our Common Stock and Listed Warrants are listed for trading on Nasdaq under the symbols “ICU” and “ICUCW,” respectively.

The number of shares of Common Stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of January 30, 2025, which was 6,470,879 shares and does not include (vested and unvested):

●	25,107 shares of Common Stocked issued since January 30, 2025;

●	22,596 shares of Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price of $43.99 per share;

●	179,000 shares of Common Stock issuable upon the settlement of outstanding restricted stock units;

●	2,359,829 shares of Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $92.88 per share; and

●	118,434 additional shares of Common Stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan.

Except as otherwise indicated, the information in this prospectus supplement does not reflect (i) the exercise of outstanding options and warrants, (ii) the exercise of the Common Warrants issued in the concurrent private placement, and (iii) the exercise of the Pre-Funded Warrants.

Except as otherwise indicated, all information in this prospectus supplement gives effect to a 1-for-25 reverse stock split of our common stock, which became effective as of June 7, 2024. However, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus supplement, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

Risks Related to this Offering

The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.

Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

●	market acceptance and commercialization of our products;

●	our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply and regulatory approvals;

●	regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;

●	failure to achieve pricing acceptable to the market;

●	actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;

●	competition from existing products or new products that may emerge;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	issuance of new or updated research or reports by securities analysts;

●	announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key management personnel;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	entry by us into any material litigation or other proceedings;

●	sales of our Common Stock by us, our insiders, or our other stockholders;

●	market conditions for stocks in general; and

●	general economic and market conditions unrelated to our performance.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our Common Stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.70 per share, and after deducting the estimated offering expenses payable by us, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $1.00 per share in the net tangible book value of the Common Stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Risks Related to our Company

We may become a defendant in one or more stockholder derivative, class-action, and other litigation, and any such lawsuits may adversely affect our business, financial condition, results of operations and cash flows.

We may in the future become defendants in one or more stockholder derivative actions or other class-action lawsuits. For example, certain former directors of the Company have threatened litigation for purported harm to the Company in connection with certain allegations made by the former directors against other members of our Board of Directors and management of the Company. The former directors have also made demands in connection with certain alleged contractual rights and purported agreements with the Company. The Company and the Board of Directors dispute these allegations and believe they are unfounded.

In addition, on July 5, 2024, Forrest A K Wells (the “Plaintiff”), a purported stockholder of the Company’, filed a putative class action complaint in the United States District Court for the State of Colorado (the “Class Action”), alleging that the Company and its management members made material misstatements or omissions regarding the Company’s business and operations, including disclosures relating to FDA approval of product candidates of the Company, allegedly culminating in the restatement of the Company’s consolidated financial statements as disclosed in the Form 8-K filed on March 27, 2024. The Class Action asserts claims under Section 10(b) of the Exchange Act against the Company, its Chief Executive Officer and former Chief Financial Officer (collectively, the Defendants”), as well as claims under Section 20(a) of the Exchange Act against the Defendants. Among other remedies, the Class Action seeks to recover compensatory and other damages. The Company intends to vigorously defend the action.

Any such lawsuit could divert our management’s attention and resources from our ordinary business operations, and we would likely incur significant expenses associated with their defense (including, without limitation, substantial attorneys’ fees and other fees of professional advisors and potential obligations to indemnify current and former officers and directors who are or may become parties to such actions). In connection with these lawsuits, we may be required to pay material damages, consent to injunctions on future conduct and/or suffer other penalties, remedies or sanctions, or issue additional shares upon the exercise of certain warrants, which may cause additional dilution. In addition, any such future lawsuits could adversely impact our reputation and/or ability to launch and commercialize our products, thereby harming our ability to generate revenue. Accordingly, the ultimate resolution of these matters and any future matters could have a material adverse effect on our business, financial condition, results of operation and cash flow and, consequently, could negatively impact the trading price of our common stock.

USE OF PROCEEDS

We expect to receive approximately $5.5 million in net proceeds from this offering after deducting the estimated offering expenses payable by us.

We intend to use the proceeds of this offering to fund the Company’s development and commercialization activities and for general corporate purposes.

DILUTION

Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of Common Stock. Our net tangible book value as of September 30, 2024, was approximately ($2.05) million, or approximately ($0.49) per outstanding share of Common Stock.

Dilution per share of Common Stock equals the difference between the amount paid by purchasers of Common Stock in this offering (ascribing no value to the Common Warrants) and the net tangible book value per share of our Common Stock immediately after this offering.

After taking into account the sale by us in this offering of 713,000 shares of Common Stock at an offering price of $1.70 per share and Pre-Funded Warrants to purchase up to 2,816,412 shares of our Common Stock at an offering price of $1.699 per Pre-Funded Warrant (assuming the Pre-Funded Warrants have been exercised and assuming no exercise of the Common Warrants issued in the concurrent private placement), after deducting estimated offering expenses payable by us, as adjusted net tangible book value as of September 30, 2024 would have been approximately $3.38 million, or $0.70 per share of our Common Stock. This represents an immediate increase in net tangible book value to existing stockholders of $1.19 per share of our Common Stock and an immediate dilution to purchasers in this offering of $1.00 per share of our common stock. The following table illustrates this calculation on a per share basis:

Public offering price per share		$1.70
Net tangible book value per share as of September 30, 2024	$(0.49)
Increase in net tangible book value per share after this offering	$0.71
As adjusted net tangible book value per share as of September 30, 2024, after this offering		$0.22

Dilution in as adjusted net tangible book value per share to new investors		$1.48

The number of shares of Common Stock to be outstanding immediately after this offering is based on 4,214,399 shares of our Common Stock outstanding as of September 30, 2024, and excludes (in each case as of September 30, 2024):

●	2,256,480 shares of Common Stock issued subsequent to September 30, 2024;

●	23,596 shares of Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price of $45.34 per share;

●	38,000 shares of Common Stock issuable upon the settlement of outstanding restricted stock units;

●	2,359,829 shares of Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $92.88 per share; and

●	263,934 additional shares of Common Stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms and provisions of the Common Stock and Pre-Funded Warrants that are being offered hereby.

Common Stock

We are offering 713,000 shares of our Common Stock.

As of the date of this prospectus supplement, the Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation, as amended (the “Charter”) authorizes the issuance of 460,000,000 shares, consisting of (a) 450,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”). For more information, see “Description of Common Stock” in the accompanying prospectus. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ICU”.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. You should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 9.99% of our outstanding Common Stock following the consummation of this offering the opportunity to invest capital into our Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 9.99%, and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 2,816,412 shares of our Common Stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance on February 3, 2025 until exercised in full. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrant. If we do not issue the shares in a timely fashion, the Pre-Funded Warrant contains certain damages provisions. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. The Pre-Funded Warrants will be issued separately from the common stock and may be transferred separately immediately thereafter.

Exercise Limitation. The holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. in addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. Subject to certain exceptions, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Placement Agent Warrants

We have also agreed to issue to Wainwright or its designees the Placement Agent Warrants to purchase up to 247,059 shares of Common Stock. The Placement Agent Warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval and will have substantially the same terms as the Common Warrants issued in the concurrent private placement described below, except that the Placement Agent Warrants will have an exercise price of $2.125 per share (representing 125% of the combined public offering price per share and accompanying Common Warrants) and a termination date that will be five years from the closing of this offering.

PLAN OF DISTRIBUTION

We are offering 713,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,816,412 shares of our common stock, directly to a single institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the Shares is $1.70 and the offering price per Pre-Funded Warrant is $1.699 (and each share of Common Stock and Pre-Funded Warrant shall be coupled with one Common Warrant (as defined below) to purchase one share of our Common Stock).

We have entered into a securities purchase agreement, dated as of January 31, 2025 (the “Securities Purchase Agreement”), by and between us and the investor, relating to the sale of the Shares and the Pre-Funded Warrants.

On the closing date, we will issue the shares of common stock and pre-funded warrants to the investor and we will receive proceeds (before expenses) in the amount of approximately $6 million. We estimate that the expenses of this offering payable by us will be approximately $500,000.

The shares and pre-funded warrants were offered directly to the investor without a placement agent, underwriter, broker or dealer.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of us and the investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

We have agreed to be subject to a lock-up until April 1, 2025. This means that, during this period period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of our common stock or any securities convertible or exercisable or exchangeable for, common stock, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until April 1, 2025, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject to certain exceptions. If the closing price of the Company’s Common Stock equals or exceeds $3.00 per share, this provision will no longer apply for sales in an “at-the-market” facility.

We currently anticipate that the closing of the sale of such shares and pre-funded warrants will take place on or about February 3, 2025.

A copy of the Securities Purchase Agreement has been filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “ICU.” There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

CONCURRENT PRIVATE PLACEMENT

Concurrently with the offer of the Common Stock we are conducting a private placement to purchasers in this offering Common Warrants to purchase up to 3,529,412 shares of Common Stock. Each share of Common Stock (or Pre-Funded Warrant in lieu thereof) sold in the offering described in this prospectus supplement will be accompanied by one Common Warrant exercisable for one share of Common Stock.

The Common Warrants and shares of common stock issuable upon the exercise of the Common Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. None of the securities issued in the concurrent private placement are or will be listed for trading on any national securities exchange. In connection with the offer and sale of the Common Warrants issued in the private placements described above, we agreed to file a registration statement within 30 calendar days after signing the Securities Purchase Agreement. If we fail to meet the filing deadlines and other requirements set forth in the Securities Purchase Agreement we may be subject to certain liquidated damages.

Accordingly, the investors in the concurrent private placement may exercise each of the Common Warrants and sell the shares of Common Stock issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

The following is a summary of the material terms of the Common Warrants being issued in the concurrent private placement. This summary is subject to and qualified in its entirety by the form of Common Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Common Warrants

Duration and Exercise Price. Each Common Warrant will have an initial exercise price per share equal to $1.70 per share. The Common Warrants are exercisable on the Stockholder Approval Date and will expire at 5:00 p.m. (New York City time) 5 years following the Stockholder Approval Date. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalization, reorganizations or similar events affecting our Common Stock and the exercise price. In addition, we may voluntarily reduce the exercise price at any time, subject to the rules and regulations of Nasdaq and the SEC.

Exercisability. On the Stockholder Approval Date, the Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. No fractional shares of our Common Stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will round to the next whole share.

Cashless Exercise. If at the time of exercise of a Common Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares to be issued upon exercise of the Common Warrant, then, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of our Common Stock determined according to a formula set forth in the Common Warrants.

Transferability. Subject to applicable laws, a Common Warrant may be transferred upon notice to us in writing and surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Common Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, within 30 days after the consummation of a fundamental transaction, the holder of the Common Warrants may require us to repurchase any Common Warrants from the holder of such warrant pursuant to the terms and conditions described in the form of Common Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Common Warrant) of the remaining unexercised portion of the Common Warrant on the date of the fundamental transaction.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements as of December 31, 2023, and for the year then ended incorporated by reference into this prospectus supplement have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, and given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements as of December 31, 2022, and for the year then ended incorporated by reference into this prospectus supplement have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm, and given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying base prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

We maintain a website at www.seastarmedical.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024, and as amended on Forms 10-K/A, filed with the SEC on April 26, 2024 and July 3, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, August 13, 2024 and November 13, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 11, 2024 (with respect to Item 5.02 only), January 12, 2024, January 24, 2024, January 30, 2024, February 9, 2024, February 16, 2024, February 22, 2024, March 8, 2024, March 27, 2024 (as amended on March 27, 2024), March 27, 2024, April 18, 2024, June 4, 2024, June 7, 2024, June 10, 2024, June 11, 2024, June 28, 2024, July 2, 2024, July 5, 2024, July 9, 2024, July 11, 2024, August 21, 2024, October 22, 2024, November 26, 2024, December 19, 2024, December 26, 2024, and January 13, 2025; and

●	the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on January 22, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, as well as after the date of this prospectus supplement until we file a post-effective amendment that indicates the termination of the offering of the shares of our Common Stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to SeaStar Medical Holding Corporation, 3513 Brighton Blvd., Suite 410, Denver, CO 80216; telephone: (844) 427-8100.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Rights
Units

From time to time, we may offer and sell up to $100,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any document incorporated by reference herein, before you invest in our securities.  The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock, par value $0.0001 per share (the “Common Stock”) on The Nasdaq Capital Market  (the “Nasdaq”) or any other securities exchange.

Our Common Stock, and publicly traded warrants exercisable for one share of Common Stock for $11.50 per share (the “Listed Warrants”) are traded on Nasdaq under the symbols “ICU” and “ICUCW,” respectively. On December 7, 2023, the last reported sale price on Nasdaq of our Common Stock was $0.48 per share and the closing price of our Listed Warrants was $0.0342 per warrant. We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale,  you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of December 7, 2023, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $16.5 million, based on 44.5 million shares of outstanding common stock, of which approximately 34.5 million shares were held by non-affiliates, and a closing sale price of our Common Stock of $0.48 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December ____, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration or continuous offering process.  Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation Of Certain Information By Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free underwriting prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “SeaStar Medical Holding Corporation,” “Company,” “we,” “us” and “our” or similar references to refer to SeaStar Medical Holding Corporation.

ii

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus.  This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities.  For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus, including the factors described under the heading “Risk Factors.”

Business Summary

Company Overview

We are a medical technology company focused primarily on developing and commercializing our lead product candidate, the Selective Cytopheretic Device (“SCD”), for pediatric and adult acute kidney injury (“AKI”) indications. We submitted an application for a Humanitarian Device Exemption (“HDE”) for SCD in June 2022 for the treatment of pediatric patients with AKI on continuous renal replacement therapy (“CRRT”). On September 29, 2023, we received a correspondence from the U.S. Food and Drug Administration (“FDA”) indicating that this HDE is approvable for use in children weighing 10 kilograms or more with AKI and sepsis or a septic condition requiring CRRT in the hospital intensive care unit (“ICU”).  On October 30, 2023, we announced that we received the approvable letter from the FDA.  Following the receipt of this approvable letter, we intend to work diligently and expeditiously to respond to these requests for additional information and address these concerns for approval of our HDE application.  We anticipate receiving the HDE approval letter between December 2023 and January 2024.  We believe the approval of our HDE will confirm SCD and our technology as an effective tool to treat hyperinflammation related diseases, which will enable us to successfully execute our business and growth strategies.

In addition, we have enrolled the first patient in the pivotal trial of SCD for adult patients with AKI on CRRT based on a previously approved investigative device exemption (“IDE”) protocol. The SCD received a Breakthrough Device Designation from the FDA on April 29, 2022, for the proposed use in the treatment of immunomodulatory dysregulation in adult patients who are 18 years and older with AKI. We began enrollment of adult patients in June 2023 and expect to generate interim study results by mid-2024 and topline study results and submission of a Pre-market Approval (“PMA”) application by the end of 2024, and we are targeting FDA approval by the end of 2025. There is no guarantee that we will complete the AKI adult trial in a timely manner, or at all, nor will there be any assurance that positive data will be generated from such a trial. Even if we can generate positive results from this trial, the FDA and other regulatory agencies may require us to conduct additional trials to support the study or disagree with the design of the trial and request changes or improvements to such design. To date, we have not obtained regulatory approval to commercialize or sell any of our products candidates.

On September 28, 2023, we received Breakthrough Device Designation for our patented and cell-directed SCD for use with patients in the hospital ICU with acute or chronic systolic heart failure and worsening renal function due to cardiorenal syndrome or right ventricular dysfunction awaiting implantation of a left ventricular assist device.

On October 18, 2023, we received Breakthrough Device Designation for our patented and cell-directed SCD for use with patients in the hospital ICU with AKI and acute on chronic liver failure.  We have been granted three Breakthrough Device Designations from the FDA for the SCD device, each of which is expected to expedite the clinical development and regulatory review of the SCD for use in the designated patient population.

We believe that our novel therapeutic device is readily applicable for use in other indications, which will require additional clinical studies and FDA approval. As we continue our work to expand indications, we believe we would have the ability to take advantage of economies of scale to reduce costs of production. We believe our scalable manufacturing process demonstrates a significant competitive advantage in the hyperinflammatory market.

On October 23, 2022, we completed a business combination with LMAO, pursuant to that certain Agreement and Plan of Merger, dated as of April 21, 2022 (the “Merger Agreement”), by and among LMAO, LMF Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of LMAO (“Merger Sub”), and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical, Inc.”). As contemplated by the Merger Agreement, SeaStar Medical, Inc. merged with and into Merger Sub, with SeaStar Medical, Inc. continuing as the surviving entity in the merger as a wholly owned subsidiary of LMAO (the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), LMAO changed its name to “SeaStar Medical Holding Corporation.”

Corporate Information

Our principal executive offices are located at 3513 Brighton Boulevard, Suite #410, Denver, Colorado 80216, and our phone number is 844-427-8100.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.  Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure.  As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement, including those risk factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or any amendment or update thereto reflected in our subsequent SEC filings, in evaluating an investment in our securities.   The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us for that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition, or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

Any statements in this prospectus or incorporated by reference herein or therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements may include, but are not limited to, statements regarding:

●	the Company’s future capital requirements and sources and uses of cash;

●	the Company’s ability to obtain funding or raise capital for its operations and future growth;

●	any delays or challenges in obtaining FDA approval of the Company’s SCD product candidates;

●	economic downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the ability to develop and commercialize its products or services following regulatory approval of the Company’s product candidates;

●	the failure of third-party suppliers and manufacturers to fully and timely meet their obligations;

●	product liability or regulatory lawsuits or proceedings relating to the Company’s products and services;

●	inability to secure or protect its intellectual property;

●	dispute or deterioration of relationship with the Company’s major partners and collaborators;

●	the ability to maintain the listing of the Company’s Common Stock on Nasdaq;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should refer to the risks and uncertainties described in the sections titled “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material.   In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness and other business opportunities.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of the Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation, as amended (the “Charter”). We urge you to read the Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 510,000,000 shares, consisting of (a) 500,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

The outstanding shares of Common Stock issued in the Business Combination are duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of LMAO Class B Common Stock following the Business Combination were converted into shares of LMAO Class A Common Stock on a one-to-one basis. Immediately following the conversion of such Class B Common Stock into shares of Class A Common Stock, each share of Class A Common Stock issued and outstanding was reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock.

As of December 7, 2023, there were 44,500,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

The Charter provides the following with respect to the rights, powers, preferences and privileges of the Common Stock:

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. The Charter does not provide for cumulative voting rights.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of Preferred Stock, under the Charter, holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor.

Liquidation, Dissolution and Winding Up

In the event of the Company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied and after payment or provision for payment of the Company’s debts.

Preemptive or Other Rights

There are no preemptive rights or sinking fund provisions applicable to the shares of the Company’s Common Stock.

Listing

Our Common Stock and Listed Warrants are traded on the Nasdaq Capital Market under the symbols “ICU” and “ICUCW,” respectively.

DESCRIPTION OF PREFERRED STOCK

The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional, or other special rights and any qualifications, limitations, and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

While we have no current plans to issue Preferred Stock, circumstances in which we might issue Preferred Stock in the future could include, among others, offerings of Preferred Stock undertaken for capital raising purposes (whether before or in connection with our initial business combination or thereafter), issuances in connection with acquisitions we might make in the future, or issuances in connection with potential change of control or strategic transactions involving us. Any determination by us to issue shares of Preferred Stock in the future will be dependent on the facts and circumstances at the time.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

●	The offering price, if any;

●	If applicable, the designation and terms of any Preferred Stock purchasable upon exercise of Preferred Stock warrants;

●	The number of shares of Common Stock or Preferred Stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

●	The dates on which the right to exercise the stock warrants begins and expires;

●	U.S. federal income tax consequences;

●	Call provisions, if any;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, the antidilution provisions of the stock warrants.

The shares of Common Stock or Preferred Stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

●	The offering price, if any;

●	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

●	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

●	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

●	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

●	The dates on which the right to exercise the debt warrants begins and expires;

●	U.S. federal income tax consequences;

●	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrant holders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the indenture (the “Indenture”) will be filed as an exhibit to a prospectus supplement to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the Indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

●	the title of the debt securities of the series;

●	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

●	any limit on the aggregate principal amount of that series of debt securities;

●	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

●	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

●	if the debt securities of there will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	the date or dates on which we will pay the principal of the debt securities of the series;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

●	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

●	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

●	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

●	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

●	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

●	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;

●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form;

●	whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the trustee for the debt securities;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

●	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

●	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;

●	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

●	any listing of the debt securities on any securities exchange;

●	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

●	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

●	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

●	additions or deletions to or changes in the provisions relating to modification of any Indenture; and

●	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in any accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

●	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

●	the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Exchange Act of 1934, and a successor depository is not appointed by us within 90 days of the notice;

●	an event of default under the instrument governing the debt securities has occurred and is continuing; or

●	we determine that the debt securities will no longer be represented by the global securities.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

●	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a us to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of Common Stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our Common Stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the Shares have been passed upon by Morgan Lewis Bockius LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021, and for each of the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Armanino LLP an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly, and current reports, proxy statements and other information with the SEC.  The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including SeaStar Medical Holding Corporation.  The address of the SEC website is www.sec.gov.

We maintain a website at www.SeaStarmedical.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and as amended on Form 10-K/A, filed with the SEC on April 28, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 9, 2023, February 9, 2023, February 15, 2023, March 16, 2023, May 9, 2023, June 9, 2023, June 16, 2023, June 30, 2023, August 2, 2023, August 8, 2023, August 30, 2023, September 8, 2023, September 20, 2023, September 26, 2023, October 3, 2023, October 30, 2023, November 27, 2023, and November 29, 2023; and

●	the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on January 22, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference in to this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by  us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, as well as after the date of this prospectus until we file a post-effective amendment that indicates the termination of the offering of the shares of our Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to SeaStar Medical Holding Corporation 3513 Brighton Blvd., Suite 410 Denver, CO 80216; telephone: (844) 427-8100.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference in to this document modifies or supersedes the statement.

SeaStar Medical Holding Corporation

713,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,816,412 Shares of Common Stock

2,816,412 Shares of Common Stock Underlying the Pre-Funded Warrants
Placement Agent Warrants to Purchase 247,059 Shares of Common Stock
247,059 Shares of Common Stock Underlying the Placement Agent Warrants

PROSPECTUS SUPPLEMENT

January 31, 2025